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                        NEW ENGLAND ELECTRIC SYSTEM
                           (Parent Company Only)
                            Statement of Income
                  Twelve Months Ended September 30, 1997
                                (Unaudited)

                                                               (In Thousands)
Equity in earnings of subsidiaries                                  $215,972
Interest income - subsidiaries                                           863
                                                                    --------
      Total income from subsidiaries                                 216,835
Other income                                                             133
                                                                   ---------
      Total income                                                   216,968

Corporate and fiscal expenses (includes $1,766,000 for cost
 of services billed by an affiliated company)                          7,061
Federal income taxes                                                    (546)
                                                                   ---------
      Income before interest                                         210,453
Interest                                                                 312
                                                                   ---------

      Net income                                                   $ 210,141
                                                                   =========



                      Statement of Retained Earnings


Retained earnings at beginning of period                           $ 877,515
Net income                                                           210,141
Dividends declared on common shares                                 (153,299)
                                                                   ---------
Retained earnings at end of period                                 $ 934,357
                                                                   =========
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